UNITED STATES a

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 30, 2020

 PURA NATURALS, INC.

(Exact name of Registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	000-54888 (Commission File Number)	20-8496798 (I.R.S. Employer Identification No.)

23101 Lake Center Drive, Suite 100 Lake Forest, California (Address of principal executive offices)	92630 (Zip Code)

Registrant’s telephone number, including area code: (855) 326-537

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[ ] Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

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Item 8.01.	Other Events

In accordance with the Securities and Exchange Commission (the “SEC”) Order Under Section 36 of the Securities Exchange Act of 1934 Granting Exemptions from Specified Provisions of the Exchange Act and Certain Rules Thereunder, SEC Release No. 34-88318, dated March 4, 2020 (the “Order”), Pura Naturals, Inc. (the “Company”) hereby states the following:

The Company is relying on the relief provided by the Order in connection with the filing of its Annual Report on Form 10-K for the year ended December 31, 2019 (the “Annual Report”).

The delay in filing is due to difficulties by the Company as a result of the COVID-19 pandemic, impacting the Company’s and the auditor’s ability to file its Annual Report by March 30, 2020. The Company’s principal offices, including its accounting department, are located in Lake Forest, California. This area have been significantly impacted by the COVID-19 outbreak.

The Company expects to file the Annual Report no later than May 14, 2020 (which is 45 days from the Report’s original filing deadline of March 30, 2020)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PURA NATURALS, INC.

Date:	March 30, 2020	By:	/s/ Robert C. Doherty
Robert C. Doherty
CEO

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